The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Citigroup Inc.	SUBJECT TO COMPLETION, DATED JUNE 18, 2012	June , 2013 Medium-Term Senior Notes, Series H Pricing Supplement No. 2013—CMTNH0117 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-172562
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December    , 2016
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The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of an equally weighted basket of commodities and commodity futures contracts (the “basket”) described below from its initial basket value to its final basket value.

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The securities offer leveraged exposure to any potential appreciation of the basket, as described below, and if the depreciation in the basket is less than 30%, reduced exposure to any potential depreciation of the basket. However, investors in the securities must be willing to accept full downside exposure if the basket depreciates by more than 30%. If the final basket value is less than the barrier value, you will lose 1% of the stated principal amount of your securities for every 1% by which the final basket value is less than the initial basket value. There is no minimum payment at maturity.

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In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations.

KEY TERMS
Basket:	Basket component	Bloomberg ticker symbol(1)	Basket component weighting	Initial basket component price(2)	Multiplier(3)
	Brent Crude futures	CO1	1/6	$104.25	1.59872102
	RBOB Gasoline futures	XB1	1/6	$286.13	0.58248582
	Copper	LOCADY	1/6	$7,057.50	0.02361554
	Gold	GOLDLNPM	1/6	$1,385.00	0.12033694
	Corn futures	C 1	1/6	643.50¢	0.25900026
	Soybeans futures	S 1	1/6	1,510.25¢	0.11035700

(1) Bloomberg ticker symbols are being provided for reference purposes only. The basket component prices are determined as described under “Information about the Basket Components” below.
(2) The initial basket component price for each basket component is the settlement price of that basket component on the strike date.
(3) The multiplier for each basket component was determined as follows: 1,000 × basket component weighting / initial basket component price

Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Strike date:	June 13, 2013
Pricing date:	June , 2013 (expected to be June 18, 2013)
Issue date:	June , 2013 (three business days after the pricing date)
Valuation date:
December     , 2016 (expected to be December 13, 2016), subject to postponement with respect to a basket component if such date is not a trading day with respect to such basket component or if certain market disruption events occur

Maturity date:	December , 2016 (expected to be December 16, 2016)
Payment at maturity:
For each $1,000 stated principal amount security you hold at maturity:
▪     If the final basket value is greater than the initial basket value:
$1,000 + the leveraged return amount
▪     If the final basket value is less than or equal to the initial basket value but greater than or equal to the barrier value:
$1,000
▪     If the final basket value is less than the barrier value:
$1,000 × the basket performance factor
If the final basket value is less than the barrier value, your payment at maturity will be less, and possibly significantly less, than $700 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial basket value:	1,000, which equals the sum of the products of the initial basket component price of each basket component and the applicable multiplier for that basket component, each as set forth above
Final basket value:	The basket value on the valuation date
Basket value:	On any day, the sum of the products of the settlement price of each basket component on that day and the multiplier for that basket component
Leveraged return amount:	$1,000 × basket return percentage × leverage factor
Basket return percentage:	(final basket value – initial basket value) / initial basket value
Leverage factor:	187%
Barrier value:	700, which is 70% of the initial basket value
Basket performance factor:	final basket value / initial basket value
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	1730T0TY5 / US1730T0TY54
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer(2)
Per security:	$1,000.00	$15.00	$985.00
Total:	$	$	$
(1) Citigroup Inc. currently expects that the estimated value of the securities on the pricing date will be $979.60 per security, which will be less than the issue price.  The actual estimated value of the securities on the pricing date may differ from this value but will not be less than $979.60. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.”
(2) The per security proceeds to issuer above represent the minimum per security proceeds to Citigroup Inc., assuming the maximum per security underwriting fee. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying prospectus supplement and prospectus, each of which can be accessed via the hyperlink below.

Prospectus Supplement dated December 20, 2012 and Prospectus dated May 12, 2011

The securities are not futures contracts and are offered pursuant to an exemption from regulation under the Commodity Exchange Act. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket value to the final basket value.

Barrier Plus Securities Payment at Maturity Diagram

Your actual payment at maturity per security will depend on the actual final basket value, which will in turn depend on the actual settlement price of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket value is greater than or less than the initial basket value and by how much. Figures below have been rounded for ease of analysis.

Example 1—Upside Scenario A. The hypothetical final basket value is 1,200 (a 20% increase from the initial basket value), which is greater than the initial basket value.

Basket Component	Initial Basket Component Price	Hypothetical Settlement Price on Valuation Date	Hypothetical Basket Component Performance	Multiplier	Product of Hypothetical Settlement Price on Valuation Date and Multiplier
Brent Crude futures	$104.25	$93.83	-10.00%	1.59872102	150.00
RBOB Gasoline futures	$286.13	$251.79	-12.00%	0.58248582	146.67
Copper	$7,057.50	$9,880.50	40.00%	0.02361554	233.33
Gold	$1,385.00	$1,703.55	23.00%	0.12033694	205.00
Corn futures	643.50¢	862.29¢	34.00%	0.25900026	223.33
Soybeans futures	1,510.25¢	2,189.86¢	45.00%	0.11035700	241.67
Hypothetical Final Basket Value:					1,200.00
Hypothetical Basket Return Percentage:					20.00%

June 2013	PS-2

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Payment at maturity per security	=	$1,000 + leveraged return amount
	=	$1,000 + ($1,000 × 20.00% × 187%)
	=	$1,000 + ($1,000 × 37.40%)
	=	$1,000 + $374
	=	$1,374.00

Because the basket appreciated from its initial basket value to its hypothetical final basket value, your payment at maturity in this scenario would be equal to the stated principal amount plus the leveraged return amount, or $1,374.00 per security. In this scenario, the decline in the settlement price of two of the six basket components significantly offset the appreciation in the other four basket components.

Example 2—Par Scenario. The hypothetical final basket value is 750 (a 25% decrease from the initial basket value), which is less than the initial basket value but greater than the barrier value.

Basket Component	Initial Basket Component Price	Hypothetical Settlement Price on Valuation Date	Hypothetical Basket Component Performance	Multiplier	Product of Hypothetical Settlement Price on Valuation Date and Multiplier
Brent Crude futures	$104.25	$106.34	2.00%	1.59872102	170.00
RBOB Gasoline futures	$286.13	$297.58	4.00%	0.58248582	173.33
Copper	$7,057.50	$7,410.38	5.00%	0.02361554	175.00
Gold	$1,385.00	$914.10	-34.00%	0.12033694	110.00
Corn futures	643.50¢	341.06¢	-47.00%	0.25900026	88.33
Soybeans futures	1,510.25¢	302.05¢	-80.00%	0.11035700	33.33
Hypothetical Final Basket Value:					750.00
Hypothetical Basket Return Percentage:					–25.00%

Payment at maturity per security	=	$1,000

Because the hypothetical final basket value did not depreciate from the initial basket value by more than 30%, your payment at maturity in this scenario would be equal to the $1,000 stated principal amount per security. In this scenario, the significant decline in the settlement price of three of the six basket components more than offset the appreciation in the other three basket components.

Example 3—Downside Scenario A. The hypothetical final basket value is 600 (a 40% decrease from the initial basket value), which is less than the barrier value.

Basket Component	Initial Basket Component Price	Hypothetical Settlement Price on Valuation Date	Hypothetical Basket Component Performance	Multiplier	Product of Hypothetical Settlement Price on Valuation Date and Multiplier
Brent Crude futures	$104.25	$41.70	-60.00%	1.59872102	66.67
RBOB Gasoline futures	$286.13	$14.31	-95.00%	0.58248582	8.33
Copper	$7,057.50	$7,763.25	10.00%	0.02361554	183.33
Gold	$1,385.00	$1,454.25	5.00%	0.12033694	175.00
Corn futures	643.50¢	244.53¢	-62.00%	0.25900026	63.33
Soybeans futures	1,510.25¢	936.36¢	-38.00%	0.11035700	103.33
Hypothetical Final Basket Value:					600.00
Hypothetical Basket Return Percentage:					–40.00%

Payment at maturity per security	=	$1,000 × basket performance factor
	=	$1,000 × (600 / 1,000)
	=	$1,000 × 0.6
	=	$600

June 2013	PS-3

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Because the basket depreciated from its initial basket value to its hypothetical final basket value by more than 30%, you would have 1-to-1 exposure to the negative performance of the basket and would receive less than the stated principal amount at maturity. In this scenario, the significant decline in the settlement price of four of the six basket components more than offset the appreciation in the other two basket components.

Example 4—Downside Scenario B. The hypothetical final basket value is 200 (an 80% decrease from the initial basket value), which is less than the barrier value.

Basket Component	Initial Basket Component Price	Hypothetical Settlement Price on Valuation Date	Hypothetical Basket Component Performance	Multiplier	Product of Hypothetical Settlement Price on Valuation Date and Multiplier
Brent Crude futures	$104.25	$26.06	-75.00%	1.59872102	41.67
RBOB Gasoline futures	$286.13	$14.31	-95.00%	0.58248582	8.33
Copper	$7,057.50	$2,470.13	-65.00%	0.02361554	58.33
Gold	$1,385.00	$415.50	-70.00%	0.12033694	50.00
Corn futures	643.50¢	96.53¢	-85.00%	0.25900026	25.00
Soybeans futures	1,510.25¢	151.03¢	-90.00%	0.11035700	16.67
Hypothetical Final Basket Value:					200.00
Hypothetical Basket Return Percentage:					–80.00%

Payment at maturity per security	=	$1,000 × basket performance factor
	=	$1,000 × (200 / 1,000)
	=	$1,000 × 0.2
	=	$200.00

Because the basket depreciated from its initial basket value to its hypothetical final basket value by more than 30%, you would have 1-to-1 exposure to the negative performance of the basket and would receive less than the stated principal amount at maturity. In this scenario, each of the basket components experiences significant depreciation.

Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the basket. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a description of certain key risk factors for investors in the securities. You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

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You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket value is less than the barrier value, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket value is less than the initial basket value. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

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The barrier feature of the securities exposes you to particular risks. If the final basket value is less than the barrier value, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket value is less than the initial basket value. The securities offer no protection at all if the final basket value is less than the barrier value. As a result, you may lose your entire investment in the securities.

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The securities do not pay interest.  Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

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Your payment at maturity depends on the settlement prices of the basket components on a single day. Because your payment at maturity depends on the settlement prices of the basket components solely on the valuation date, you are subject to the risk that the settlement prices of the basket components on that day may be lower, and possibly significantly lower, than on one or

June 2013	PS-4

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

more other dates during the term of the securities. If you had invested in another instrument linked to the basket that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of settlement prices of the basket components, you might have achieved better returns.

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The securities are subject to the credit risk of Citigroup Inc., and any actual or anticipated changes to its credit ratings and credit spreads may adversely affect the value of the securities.  You are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any decline, or anticipated decline, in our credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.

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The initial basket component prices were set on the strike date and may exceed the settlement prices of the basket components on the pricing date. If the settlement price of any basket component on the pricing date is less than its settlement price on the strike date, the terms of the securities may be less favorable to you than they would be if the initial basket component prices were equal to the settlement prices of the basket components on the pricing date. In general, the higher the initial basket component prices, the lower your return on the securities will be. If the settlement price of any basket component on the pricing date is less than its initial basket component price, the terms of the securities may be less favorable to you than the terms of alternative investments that may be available to you that offer a similar payout as the securities but with initial basket component prices that are set on the pricing date.

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The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

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The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (1) the selling concessions paid in connection with the offering of the securities, (2) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (3) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

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The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover of this preliminary pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this preliminary pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

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The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this preliminary pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate. If the estimated value included in this preliminary pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

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The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this preliminary pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be

June 2013	PS-5

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

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The value of the securities prior to maturity will fluctuate based on many unpredictable factors.  Several factors will influence the value of the securities prior to maturity, including: the price and volatility (frequency and magnitude of changes in price) of the basket components, the degree of correlation of the basket components, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the markets of the basket components or commodities markets generally, trends of supply and demand for the basket components, the effects of speculation or any government activity that could affect the commodities markets, interest and yield rates in the market, currency exchange rates and the relative strength of the U.S. dollar, time remaining until the securities mature and any actual or anticipated changes in the credit ratings or credit spreads of Citigroup Inc. In addition, the commodities markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government intervention. The price of each of the basket components may be, and has recently been, extremely volatile, and we can give you no assurance that this volatility will lessen. See “Information about the Basket Components” below. You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

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Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this preliminary pricing supplement.

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The performances of the basket components may offset each other.  The securities are linked to an equally weighted basket of six basket components. The performances of the basket components may not correlate with each other. If one or more of the basket components appreciates, the other basket components may not appreciate as much or may even depreciate. In such event, the appreciation of one or more of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the price of the other basket components.

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The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment.  First, the basket components are all commodities or futures contracts on commodities and, therefore, they will all be subject to certain common risks. Second, the securities are subject to the credit risk of Citigroup Inc. No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations under the terms of the securities.

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The basket components may be highly correlated in decline.  The performances of the basket components may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or because of events that affect the relevant commodities markets specifically. All of the basket components are commodities or futures contracts on commodities. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of any other basket component and, in fact, each basket component will contribute to an overall decline in the value of the basket.

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The valuation of a basket component may not be consistent with other measures of value for that basket component.   The value of a basket component will be determined by reference to spot prices, fixing prices or futures contract prices of specified maturities for that basket component as quoted on specified exchanges or principals’ markets. This value will not necessarily be consistent with other valuations of the basket component, such as those as determined by reference to spot prices, fixing prices or futures contract prices on different exchanges or principals’ markets, with different delivery points or with different maturities.

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Certain basket components provide exposure to futures contracts and not direct exposure to physical commodities.  Certain of the basket components are linked to the performance of futures contracts on the applicable reference commodities. Therefore, the securities will reflect a return based, in part, on the performance of futures contracts and do not provide exposure to the spot prices in respect of such commodities. The price of a commodity futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movement of a futures contract is typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price movements of the spot price may not be reflected in the futures market (and vice versa).

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The settlement prices of the basket components and the value of the securities may be affected by currency exchange fluctuations.  The settlement prices of the basket components are quoted in U.S. dollars. As a result, appreciation of the U.S. dollar will increase the relative cost of the basket components for foreign consumers, thereby reducing demand for those basket components and affecting their market prices. As a result, the settlement prices of the basket components and an investment in the securities may be adversely affected by changes in exchange rates between the U.S. dollar and foreign currencies. In recent years, rates of exchange between the U.S. dollar and various foreign currencies have been highly volatile and this volatility may continue

June 2013	PS-6

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

in the future. However, fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

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Investments linked to commodities are subject to sharp fluctuations in commodity prices. Investments, such as the securities, linked to the prices of commodities are subject to sharp fluctuations in the prices of commodities and related contracts over short periods of time for a variety of reasons, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts. These factors may affect the settlement prices of the basket components and the value of the securities in varying and potentially inconsistent ways. As a result of these or other factors, the settlement prices of the basket components may be, and recently have been, highly volatile.

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The market price of Brent Crude futures will affect the value of the securities. The price of Brent blend crude oil futures on ICE Futures Europe (the “ICE”) is primarily affected by the global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil's end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

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Futures contracts on Brent Crude are the benchmark crude oil in European markets.  Because futures contracts on Brent Crude are the benchmark crude oil contracts in European markets, Brent Crude futures will be affected by economic conditions in Europe, as well as by global economic conditions. A decline in economic activity in Europe, or globally, could result in decreased demand for crude oil and for futures contract on crude oil, which could adversely affect the settlement price of Brent Crude futures and therefore the securities.

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The market price of RBOB Gasoline futures will affect the value of the securities.  The price of RBOB Gasoline futures is affected by numerous factors in addition to economic activity, including political events, weather, labor activity and especially direct government intervention, such as embargos, and supply disruptions in major RBOB Gasoline-producing or consuming regions such as the Middle East, the United States, Latin America and Russia.  Such events tend to affect RBOB Gasoline prices worldwide, regardless of the location of the event.  The outcome of meetings of OPEC can particularly affect the world oil supply and the supply of gasoline.  Market expectations about these events and speculative activity can also cause prices to fluctuate.  Furthermore, any changes in the policies or regulations of the New York Mercantile Exchange or other regulators could also affect the price of RBOB Gasoline futures.

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The market price of corn futures will affect the value of the securities. The price of corn futures is primarily affected by the global demand for, and supply of, corn. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed. Negative developments in those industries may lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn. The United States is the world’s largest supplier of corn, followed by China and Brazil. The supply of corn is particularly sensitive to weather patterns in the United States and China. In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn. Furthermore, any changes in the policies or regulations of the Chicago Board of Trade (the “CBOT”) or other regulators could also affect the price of corn.

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The market price of soybeans futures will affect the value of the securities. The price of soybeans futures is primarily affected by the global demand for, and supply of, soybeans. The demand for soybeans is in part linked to the development of industrial and energy uses for soybeans. This includes the use of soybeans in the production of biodiesels. The supply of soybeans is dependent

June 2013	PS-7

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of soybeans. The United States is the world’s largest supplier of soybeans, followed by Brazil. The supply of soybeans is particularly sensitive to weather patterns in the United States and Brazil. In addition, technological advances could lead to increases in worldwide production of soybeans and corresponding decreases in the price of soybeans. Furthermore, any changes in the policies or regulations of the CBOT or other regulators could also affect the price of soybeans futures.

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The market price of copper will affect the value of the securities. The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. It is not possible to predict the aggregate effect of all or any combination of these factors.

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The securities are subject to risks applicable to an investment in gold. Investments based on the price of gold are highly risky. The price of gold has fluctuated widely over the past several years. The price of gold is significantly affected by the global demand for and supply of gold, which is influenced by factors such as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as South Africa, the United States and Australia. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates, investment and trading activities of hedge funds and commodity funds and global or regional economic, financial, political, regulatory, judicial or other events.

In particular, you should understand that the price of gold may be inversely correlated with the strength or weakness of the U.S. dollar relative to other currencies. If the U.S. dollar generally strengthens relative to other currencies and all other conditions remain constant, the price of gold may be expected to decline. However, you should also understand that many factors other than the value of the U.S. dollar affect the price of gold and that, at numerous times in the past, the price of gold and the value of the U.S. dollar have declined at the same time. Accordingly, gold may not be an effective hedge against depreciation of the U.S. dollar.

If gold markets continue to be subject to sharp fluctuations, this may result in a significant loss on the securities. Gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations. In the event that the price of gold declines over the term of the securities, you may experience a significant loss on your investment in the securities.

■
Substantial sales of gold by the official sector could adversely affect the value of the securities.  The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold gold as part of their reserve assets. The official sector holds a significant amount of gold, most of which is static, meaning it is held in vaults and not bought, sold, leased, swapped or otherwise mobilized in the open market. Several central banks have sold portions of their gold over the past 10 years, with the result that the official sector, taken as a whole, has been a net supplier to the open market. Most of these sales have been done in a coordinated manner under the terms of the Central Bank Gold Agreement, under which certain central banks agree to limit their level of gold sales and lending. In the event that future economic, political or social conditions or other pressures require official sector members to liquidate their gold assets all at once or in an uncoordinated manner, the supply could overwhelm the demand. As a result, the price of gold could significantly decline and adversely affect the value of the securities.

■
Economic or political events or crises may motivate large-scale sales of gold. Under such circumstances, significant large-scale purchases or sales of gold by market participants may affect the price of gold, which could adversely affect the value of your securities. Crises in the future may impair gold’s price performance, which would in turn adversely affect your investment in the securities.

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Holders ofthe securities will not benefit from regulatory protections of the Commodity Futures Trading Commission.  The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell the commodity or futures or options contracts on any of the basket components for the benefit of the holders of securities. An investment in the securities does not constitute an investment in the commodity or futures, forward or options contracts on the any of the basket components, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts. Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on any of the basket components on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (“CPO”), or qualify for an exemption from the registration requirement. Because the securities are not interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool,

June 2013	PS-8

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

we will not be registered with the CFTC as a CPO, and holders of the securities will not benefit from the CFTC’s regulatory protections afforded to persons who invest in regulated commodity pools.

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Legal and regulatory changes could adversely affect the return on and value of the securities. Futures contracts and options on futures contracts, including those related to the basket components, are subject to extensive statutes, regulations, and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

For example, the Dodd–Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the size of the positions any person may hold in futures contracts on a commodity, options on such futures contracts and swaps that are economically equivalent to such contracts. In particular, on October 18, 2011, the CFTC adopted interim and final position limits that would have applied to a party’s combined futures, options and swaps position in any one of 28 physical commodities and economically equivalent futures, options and swaps. These limits would have, among other things, expanded existing position limits applicable to options and futures contracts to apply to swaps and applied them across affiliated and controlled entities and accounts. However, the International Swaps and Derivatives Association and the Securities Industry and Financial Markets Association jointly filed a legal challenge to the position limit rules, which were due to take effect on October 12, 2012, in the U.S. District Court for the District of Columbia. On September 28, 2012, the court vacated the position limit rules and remanded them to the CFTC. The CFTC announced on November 15, 2012 that it will appeal the court’s decision. If position limit rules are ultimately upheld in an appeal or if substantially similar rules are adopted and implemented by the CFTC, such rules could interfere with our ability to enter into or maintain hedge positions in instruments subject to the limits, and consequently, we may need to decide, or be forced, to sell a portion, possibly a substantial portion, of our hedge position in the basket components or futures contracts on the basket components or related contracts. Similarly, other market participants would be subject to the same regulatory issues and could decide, or be required to, sell their positions in the basket components or futures contracts on the basket components or related contracts. While the effects of these or other regulatory developments are difficult to predict, if this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in the price of the basket components and therefore, the value of the securities.

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Possible regulatory changes could adversely affect the return on and value of your securities.  Regulatory agencies may enact rules that limit the ability of market participants to participate in the commodity and futures markets to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and changing the structure of the markets in other ways. In addition, regulatory changes may increase the level of regulation of markets and market participants and the costs of participating in the commodities and futures markets. The effect of any regulatory change, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, is impossible to predict, but could be substantial and adverse to your interests. These changes could adversely affect the price of any of the basket components, which would in turn adversely affect your investment in the securities.

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Changes in exchange methodology may affect the value of your securities.  The settlement price of a basket component may be determined by reference to the price of that basket component as determined by the applicable exchange. An exchange may from time to time change any rule or bylaw or take emergency action under its rules, any of which could adversely affect the settlement price of any basket component and, in turn, your investment in the securities.

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Investors are subject to risks associated with foreign commodity exchanges. Gold is traded on the London Bullion Market Association (the “LBMA”), copper is traded on the London Metal Exchange (the “LME”) and Brent Crude futures are traded on the ICE. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA price fixings as a global benchmark for the value of gold may be adversely affected. The regulation of the LME is also carried out in large part by the LME. While the Financial Conduct Authority is responsible for regulating the financial soundness and conduct of LME members’ business, the LME itself is not a regulated entity.

The LBMA and LME are principals’ markets which operate in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA or LME trading. For example, there are no daily price limits on the LBMA or LME which would otherwise restrict fluctuations

June 2013	PS-9

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

in the settlement price of gold or copper, respectively. In a declining market, it is possible that the settlement price of gold or copper would continue to decline without limitation within a trading day or over a period of trading days.

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Investing in the securities is not equivalent to investing in the basket components or in futures contracts, forward contracts or options on futures contracts related to the basket components. The return on the securities may not reflect the return you would realize if you actually owned the basket components or futures contracts, forward contracts or options on futures contracts related to the basket components. You will not have any entitlement to the basket components or futures contracts, forward contracts or options on futures contracts related to the basket components.

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Suspensions or disruptions of market trading in commodities and related futures markets could adversely affect the value of your securities.  The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the fluctuation in some futures contract prices that may occur during a single trading day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”  Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could adversely affect the settlement price of any basket component and, therefore, the value of your securities. For more information on market disruption events, see “Additional Terms” below.

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Our offering of the securities is not a recommendation of the basket components.  The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the basket components or in instruments related to the basket components, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may adversely affect the prices of the basket components and may have a negative impact on your interests as a holder of the securities.

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The prices of the basket components may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the basket components or in instruments related to the basket components. Our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

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The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.  If certain events occur, such as market disruption events or if the settlement price of a basket component is not available, CGMI, as calculation agent, will be required to make certain judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

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The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be affected materially and adversely. As described below under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and non-U.S. persons considering an investment in the securities should review carefully the section of this pricing supplement entitled “United States Federal Tax Considerations” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2013	PS-10

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the date of this pricing supplement. The graph below sets forth the hypothetical historical daily value of the basket for the period from January 2, 2008 to June 17, 2013, assuming that the basket was created on January 2, 2008 with a value of 1,000 on that date and that each basket component has a multiplier equal to 1,000 multiplied by 1/6 divided by the settlement price of that basket component on January 2, 2008. Any historical trend in the closing price of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Information about the Basket Components

The information set forth below about each basket component has been obtained from publicly available sources, without independent verification.

Neither Citigroup nor any of its respective subsidiaries makes any representation to you as to the performance of the basket components or the basket.

Brent Crude Futures

The settlement price of Brent Crude futures on any trading day is the settlement price per metric barrel of deliverable grade Brent blend crude oil on ICE Futures Europe (the “ICE”) of the first nearby futures contract, stated in U.S. dollars, as made public by the ICE and displayed on Bloomberg Page “CO1 <CMDTY>” (or any successor page) on that day; provided that if that day falls on the last trading day of that futures contract (all pursuant to the rules of the ICE), then the second nearby futures contract displayed on Bloomberg Page “CO2 <CMDTY>” (or any successor page) on that day will be used.

Bloomberg and other third party sources may report prices of the basket component. If any such reported price differs from the price that is published by the ICE, the price as published by the ICE will prevail.

Historical Information Regarding the Price of Brent Crude Futures

The graph below shows the price of Brent Crude futures for each day such price was available from January 2, 2008 to June 17, 2013. The table that follows shows the high, low and end-of-quarter price of Brent Crude futures for each quarter in that same period. We obtained the price of Brent Crude futures from Bloomberg L.P., without independent verification. You should not take the historical prices of Brent Crude futures as an indication of future performance.

June 2013	PS-11

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Brent Crude Futures Historical Prices January 2, 2008 to June 17, 2013

Brent Crude Futures (in U.S. dollars per metric barrel)	High ($)	Low ($)	Period End ($)
2008
First Quarter	107.55	86.62	100.30
Second Quarter	140.31	100.17	139.83
Third Quarter	146.08	89.22	98.17
Fourth Quarter	95.33	36.61	45.59
2009
First Quarter	53.50	39.55	49.23
Second Quarter	71.79	48.44	69.30
Third Quarter	75.51	60.43	69.07
Fourth Quarter	79.69	67.20	77.93
2010
First Quarter	82.70	69.59	82.70
Second Quarter	88.94	69.55	75.01
Third Quarter	82.68	71.45	82.31
Fourth Quarter	94.75	81.10	94.75
2011
First Quarter	117.36	93.33	117.36
Second Quarter	126.65	105.12	112.48
Third Quarter	118.78	102.57	102.76
Fourth Quarter	115.00	99.79	107.38
2012
First Quarter	126.22	109.81	122.88
Second Quarter	125.43	89.23	97.80
Third Quarter	116.90	97.34	112.39
Fourth Quarter	115.80	105.68	111.11
2013
First Quarter	118.90	107.45	110.02
Second Quarter (through June 17, 2013)	111.08	97.69	105.47

RBOB Gasoline

The settlement price of RBOB Gasoline on any trading day is the settlement price per gallon of deliverable grade New York Harbor unleaded RBOB Gasoline on the New York Mercantile Exchange (the “NYMEX”) of the first nearby futures contract, stated in U.S. dollars, as made public by the NYMEX and displayed on Bloomberg Page “XB1 <CMDTY>” (or any successor page) on that day;

June 2013	PS-12

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

provided that if that day falls on the last trading day of that futures contract (all pursuant to the rules of the NYMEX), then the second nearby futures contract displayed on Bloomberg Page “XB2 <CMDTY>” (or any successor page) on that day will be used.

Bloomberg and other third party sources may report prices of the basket component. If any such reported price differs from the price that is published by NYMEX, the price as published by NYMEX will prevail.

Historical Information Regarding the Price of RBOB Gasoline

The graph below shows the price of RBOB Gasoline for each day such price was available from January 2, 2008 to June 17, 2013. The table that follows shows the high, low and end-of-quarter price of RBOB Gasoline for each quarter in that same period. We obtained the price of RBOB Gasoline from Bloomberg L.P., without independent verification. You should not take the historical prices of RBOB Gasoline as an indication of future performance.

RBOB Gasoline Historical Prices January 2, 2008 to June 17, 2013

RBOB Gasoline (in U.S. dollars per gallon)	High ($)	Low ($)	Period End ($)
2008
First Quarter	274.29	223.99	261.63
Second Quarter	354.80	263.92	350.15
Third Quarter	357.10	239.70	248.47
Fourth Quarter	236.00	79.27	100.82
2009
First Quarter	153.11	104.33	140.00
Second Quarter	207.11	137.17	189.72
Third Quarter	206.93	162.05	172.59
Fourth Quarter	207.05	172.03	205.25
2010
First Quarter	231.00	188.64	231.00
Second Quarter	243.51	193.08	206.06
Third Quarter	219.35	184.94	204.48
Fourth Quarter	245.32	204.10	245.32
2011
First Quarter	310.76	234.27	310.76
Second Quarter	346.48	277.66	303.16
Third Quarter	315.36	255.47	262.60
Fourth Quarter	282.47	244.89	268.63
2012
First Quarter	341.66	273.13	338.99
Second Quarter	339.54	255.01	272.72
Third Quarter	334.20	262.39	334.20

June 2013	PS-13

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

RBOB Gasoline (in U.S. dollars per gallon)	High ($)	Low ($)	Period End ($)
Fourth Quarter	295.93	257.36	281.20
2013
First Quarter	320.35	270.66	310.54
Second Quarter (through June 17, 2013)	310.15	271.90	285.61

Gold

The settlement price of gold on any trading day is the afternoon gold fixing price per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, as determined by the market in London on which members of the LBMA quote prices for the buying and selling of gold. The price of gold for any trading day will be determined based on the price published by the LBMA and is displayed on Bloomberg Page “GOLDLNPM<INDEX>” (or any successor page) on that day.

Bloomberg and other third party sources may report prices of the basket component. If any such reported price differs from the price that is published by the LBMA, the price as published by the LBMA will prevail.

Historical Information Regarding the Price of Gold

The graph below shows the price of gold for each day such price was available from January 2, 2008 to June 17, 2013. The table that follows shows the high, low and end-of-quarter price of gold for each quarter in that same period. We obtained the price of gold from Bloomberg L.P., without independent verification. You should not take the historical prices of gold as an indication of future performance.

Gold Historical Prices January 2, 2008 to June 17, 2013

Gold (in U.S. dollars per troy ounce)	High ($)	Low ($)	Period End ($)
2008
First Quarter	1,011.25	846.75	933.50
Second Quarter	946.00	853.00	930.25
Third Quarter	986.00	740.75	884.50
Fourth Quarter	903.50	712.50	869.75
2009
First Quarter	989.00	810.00	916.50
Second Quarter	981.75	870.25	934.50
Third Quarter	1,018.50	908.50	995.75
Fourth Quarter	1,212.50	1,003.50	1,087.50

June 2013	PS-14

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Gold (in U.S. dollars per troy ounce)	High ($)	Low ($)	Period End ($)
2010
First Quarter	1,153.00	1,058.00	1,115.50
Second Quarter	1,261.00	1,123.50	1,244.00
Third Quarter	1,307.50	1,157.00	1,307.00
Fourth Quarter	1,421.00	1,313.50	1,405.50
2011
First Quarter	1,447.00	1,319.00	1,439.00
Second Quarter	1,552.50	1,418.00	1,505.50
Third Quarter	1,895.00	1,483.00	1,620.00
Fourth Quarter	1,795.00	1,531.00	1,531.00
2012
First Quarter	1,781.00	1,598.00	1,662.50
Second Quarter	1,677.50	1,540.00	1,598.50
Third Quarter	1,784.50	1,556.25	1,776.00
Fourth Quarter	1,791.75	1,650.50	1,657.50
2013
First Quarter	1,693.75	1,574.00	1.598.25
Second Quarter (through June 17, 2013)	1,598.25	1,354.75	1,384.75

Copper

The settlement price of copper on any trading day is the settlement price per tonne of Cash Copper Grade A on the London Metal Exchange (the “LME”) deliverable in two days, stated in U.S. dollars, as determined by the LME and displayed on Bloomberg Page “LOCADY <CMDTY>” (or any successor page) on that day.

Bloomberg and other third party sources may report prices of the basket component. If any such reported price differs from the price that is published by the LME, the price as published by the LME will prevail.

Historical Information Regarding the Price of Copper

The graph below shows the price of copper for each day such price was available from January 2, 2008 to June 17, 2013. The table that follows shows the high, low and end-of-quarter price of copper for each quarter in that same period. We obtained the price of copper from Bloomberg L.P., without independent verification. You should not take the historical prices of copper as an indication of future performance.

Copper Historical Prices January 2, 2008 to June 17, 2013

June 2013	PS-15

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Copper (in U.S. dollars per tonne)	High ($)	Low ($)	Period End ($)
2008
First Quarter	8,881.00	6,666.00	8,520.00
Second Quarter	8,884.50	7,921.00	8,775.50
Third Quarter	8,985.00	6,419.00	6,419.00
Fourth Quarter	6,379.00	2,770.00	2,902.00
2009
First Quarter	4,078.00	3,050.50	4,035.00
Second Quarter	5,266.00	3,963.50	5,108.00
Third Quarter	6,490.50	4,821.00	6,136.00
Fourth Quarter	7,346.00	5,856.00	7,346.00
2010
First Quarter	7,830.00	6,242.00	7,830.00
Second Quarter	7,950.50	6,091.00	6,515.00
Third Quarter	8,053.50	6,354.00	8,053.50
Fourth Quarter	9,739.50	8,085.50	9,739.50
2011
First Quarter	10,148.00	8,980.00	9,399.50
Second Quarter	9,823.00	8,536.50	9,301.00
Third Quarter	9,827.00	6,975.50	7,131.50
Fourth Quarter	8,040.00	6,785.00	7,554.00
2012
First Quarter	8,658.00	7,471.00	8,480.00
Second Quarter	8,575.50	7,251.50	7,604.50
Third Quarter	8,400.50	7,327.00	8,267.50
Fourth Quarter	8,340.00	7,540.50	7,915.00
2013
First Quarter	8,242.50	7,539.00	7,582.50
Second Quarter (through June 17, 2013)	7,547.00	6,811.00	7,020.50

Corn Futures

The settlement price of corn futures on any trading day is the settlement price per bushel of deliverable grade corn on the Chicago Board of Trade (the “CBOT”) of the first nearby futures contract, stated in U.S. cents, as made public by the CBOT and displayed on Bloomberg Page “C 1 <CMDTY>” (or any successor page) on that day; provided that if such day falls on a day within the notice period for delivery of corn under that futures contract or on the last trading day of that futures contract (all pursuant to the rules of the CBOT), then the second nearby futures contract as displayed on Bloomberg Page “C 2 <CMDTY>” (or any successor page) on that day will be used.

Bloomberg and other third party sources may report prices of the basket component. If any such reported price differs from the price that is published by the CBOT, the price as published by the CBOT will prevail.

Historical Information Regarding the Price of Corn Futures

The graph below shows the price of corn futures for each day such price was available from January 2, 2008 to June 17, 2013. The table that follows shows the high, low and end-of-quarter price of corn futures for each quarter in that same period. We obtained the price of corn futures from Bloomberg L.P., without independent verification. You should not take the historical prices of corn futures as an indication of future performance.

June 2013	PS-16

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Corn Futures Historical Prices January 2, 2008 to June 17, 2013

Corn Futures (in U.S. cents per bushel)	High (¢)	Low (¢)	Period End (¢)
2008
First Quarter	567.25	462.50	567.25
Second Quarter	754.75	576.25	724.75
Third Quarter	748.75	487.50	487.50
Fourth Quarter	484.00	293.50	407.00
2009
First Quarter	427.50	343.50	404.75
Second Quarter	449.50	347.75	347.75
Third Quarter	359.00	300.50	344.00
Fourth Quarter	417.00	333.50	414.50
2010
First Quarter	423.00	345.00	345.00
Second Quarter	373.25	325.00	354.25
Third Quarter	521.75	360.00	495.75
Fourth Quarter	629.00	465.75	629.00
2011
First Quarter	729.75	595.00	693.25
Second Quarter	787.00	629.00	629.00
Third Quarter	763.50	592.50	592.50
Fourth Quarter	660.50	579.00	646.50
2012
First Quarter	674.00	593.50	644.00
Second Quarter	672.50	551.50	672.50
Third Quarter	831.25	692.50	756.25
Fourth Quarter	773.25	691.50	698.25
2013
First Quarter	741.25	680.25	695.25
Second Quarter (through June 17, 2013)	718.00	629.00	668.50

Soybeans Futures

The settlement price of soybeans futures on any trading day is the settlement price per bushel of deliverable grade soybeans on the CBOT of the first nearby futures contract, stated in U.S. cents, as made public by the CBOT and displayed on Bloomberg Page “S 1 <CMDTY>” (or any successor page) on that day; provided that if such day falls on a day within the notice period for delivery of

June 2013	PS-17

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

soybeans under that futures contract or on the last trading day of that futures contract (all pursuant to the rules of the CBOT), then the second nearby futures contract as displayed on Bloomberg Page “S 2 <CMDTY>” (or any successor page) on that day will be used.

Bloomberg and other third party sources may report prices of the basket component. If any such reported price differs from the price that is published by the CBOT, the price as published by the CBOT will prevail.

Historical Information Regarding the Price of Soybeans Futures

The graph below shows the price of soybeans futures for each day such price was available from January 2, 2008 to June 17, 2013. The table that follows shows the high, low and end-of-quarter price of soybeans futures for each quarter in that same period. We obtained the price of soybeans futures from Bloomberg L.P., without independent verification. You should not take the historical prices of soybeans futures as an indication of future performance.

Soybeans Futures Historical Prices January 2, 2008 to June 17, 2013

Soybeans Futures (in U.S. cents per bushel)	High (¢)	Low (¢)	Period End (¢)
2008
First Quarter	1,544.50	1,189.50	1,197.25
Second Quarter	1,605.00	1,211.00	1,605.00
Third Quarter	1,658.00	1,045.00	1,045.00
Fourth Quarter	1,053.00	783.50	972.25
2009
First Quarter	1,037.50	848.50	952.00
Second Quarter	1,267.00	952.00	1,226.25
Third Quarter	1,258.50	913.50	927.00
Fourth Quarter	1,060.50	885.00	1,039.75
2010
First Quarter	1,052.25	908.00	941.00
Second Quarter	1,004.25	930.50	948.50
Third Quarter	1,128.50	953.50	1,106.75
Fourth Quarter	1,393.75	1,054.00	1,393.75
2011
First Quarter	1,451.00	1,270.00	1,410.25
Second Quarter	1,414.50	1,306.25	1,306.25
Third Quarter	1,449.00	1,179.00	1,179.00
Fourth Quarter	1,270.00	1,100.00	1,198.50
2012
First Quarter	1,403.00	1,160.00	1,403.00
Second Quarter	1,512.75	1,340.00	1,512.75
Third Quarter	1,771.00	1,532.25	1,601.00

June 2013	PS-18

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Soybeans Futures (in U.S. cents per bushel)	High (¢)	Low (¢)	Period End (¢)
Fourth Quarter	1,570.50	1,383.25	1,418.75
2013
First Quarter	1,514.75	1,389.00	1,404.75
Second Quarter (through June 17, 2013)	1,540.75	1,361.75	1,512.50

Additional Terms

General

The terms of the securities are set forth in the accompanying prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. It is important that you read the accompanying prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities.

Multiplier

The multiplier has been set on the strike date for each basket component and equals 1,000 multiplied by 1/6 divided by the initial basket component price of that basket component. Each multiplier will remain constant for the term of the securities.

Certain Definitions

The “relevant exchange” means:

•
with reference to Brent Crude futures, the ICE, if the ICE is no longer the principal exchange or trading market for Brent Crude futures, such exchange or principal trading market for Brent Crude futures that serves as the source of settlement prices for Brent Crude futures and any principal exchanges where options or futures contracts related to Brent Crude are traded;

•
with reference to RBOB Gasoline futures, the NYMEX or, if the NYMEX is no longer the principal exchange or trading market for RBOB Gasoline futures, such exchange or principal trading market for RBOB Gasoline futures that serves as the source of settlement prices for RBOB Gasoline futures and any principal exchanges where options or futures contracts related to RBOB Gasoline are traded;

•
with reference to gold, the LBMA or, if the LBMA is no longer the principal exchange or trading market for gold, such exchange or principal trading market for gold that serves as the source of settlement prices for gold and any principal exchanges where options or futures contracts related to gold are traded;

•
with reference to copper, the LME or, if the LME is no longer the principal exchange or trading market for copper, such exchange or principal trading market for copper that serves as the source of prices for copper and any principal exchanges where options or futures contracts related to copper are traded;

•
with reference to corn futures, the CBOT or, if the CBOT is no longer the principal exchange or trading market for corn futures, such exchange or principal trading market for corn futures that serves as the source of prices for corn futures and any principal exchanges where options or futures contracts related to corn futures are traded; and

•
with reference to soybeans futures, the CBOT or, if the CBOT is no longer the principal exchange or trading market for soybeans futures, such exchange or principal trading market for soybeans futures that serves as the source of prices for soybeans futures and any principal exchanges where options or futures contracts related to soybeans futures are traded.

All references to the LME or the LBMA with respect to the applicable basket component will also be deemed to refer to any relevant successor exchange with respect to the applicable basket component, and all references to the ICE, the NYMEX or the CBOT with respect to the applicable basket component will also be deemed to refer to any relevant successor exchange with respect to the applicable basket component.

A “trading day” means:

•
with reference to Brent Crude futures, RBOB Gasoline futures, corn futures, soybeans futures and copper and any relevant successor commodity futures contract (as applicable), a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange with respect to the applicable basket component, notwithstanding the relevant exchange closing prior to its scheduled closing time;

•	with reference to gold, a day, as determined by the calculation agent, on which the relevant exchange is open to effectuate delivery of gold.

June 2013	PS-19

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

A “scheduled trading day” means:

•
with reference to Brent Crude futures, RBOB Gasoline futures, corn futures, soybeans futures and copper and any relevant successor commodity futures contract (as applicable), a day, as determined by the calculation agent, on which the relevant exchange with respect to the applicable basket component is scheduled to open for trading for its regular trading session;

•	with reference to gold, a day, as determined by the calculation agent, on which the relevant exchange is scheduled to open to effectuate delivery of gold.

A “business day” means any day that is not a Saturday, a Sunday or a day on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Consequences of a Market Disruption Event; Postponement of the Valuation Date

If the valuation date is not a trading day for a basket component or if there is a market disruption event (as defined below) with respect to a basket component on the valuation date (such day, with respect to that basket component, a “disrupted day”), the valuation date will be postponed to the immediately succeeding business day that is not a disrupted day for that basket component.  In no event, however, will the valuation date be postponed past the fifth scheduled trading day for the relevant basket component after the originally scheduled valuation date or, in any event, past the scheduled trading day for that basket component immediately preceding the maturity date (such date, with respect to that basket component, the “final disrupted valuation date”).  Notwithstanding any such postponement of the valuation date with respect to one or more basket components, the settlement price for any basket component for which the originally scheduled valuation date is not a disrupted day will be determined on the originally scheduled valuation date.

If the valuation date for any basket component is postponed for any reason to the final disrupted valuation date in accordance with the preceding paragraph and the final disrupted valuation date is a disrupted day with respect to the relevant basket component, the calculation agent will determine the settlement price for that basket component on the final disrupted valuation date using the calculation agent’s good faith estimate of the official settlement price on the final disrupted valuation date that would have prevailed but for the final disrupted valuation date being a disrupted day.

Market Disruption Events with Respect to any Basket Component that is a Commodity

With respect to any basket component that is a commodity (specifically, gold or copper), a “market disruption event” means:

•
a suspension, absence or material limitation of trading in (a) that basket component on its relevant exchange, as determined by the calculation agent, or (b) futures or options contracts relating to that basket component on the relevant exchange for those contracts, as determined by the calculation agent;

•
any event that materially disrupts or impairs the ability of market participants to (a) effect transactions in, or obtain market values for, that basket component on its relevant exchange, as determined by the calculation agent or (b) effect transactions in, or obtain market values for, futures or options contracts relating to that basket component on the relevant exchange for those contracts, as determined by the calculation agent;

•
the failure to open or the closure prior to the scheduled weekday closing time (without regard to after hours or any other trading outside of the regular trading session hours) of (a) the relevant exchange for that basket component on a scheduled trading day or (b) the relevant exchange for futures or options contracts relating to that basket component; or

•	the settlement price is not published by Bloomberg for that basket component.

Market Disruption Events with Respect to any Basket Component that is a Futures Contract on a Commodity

With respect to any basket component that is a futures contract on a commodity (specifically, Brent Crude futures, RBOB Gasoline futures, corn futures or soybeans futures), a “market disruption event,” means:

•
a material limitation, suspension, or disruption of trading in that basket component (or any successor commodity futures contract) that results in failure by the relevant exchange on which that basket component (or any successor commodity futures contract) are traded to report the official settlement price for that basket component (or any successor commodity futures contract);

•
the official settlement price of that basket component (or any successor commodity futures contract) is a “limit price,” meaning that the official settlement price of that basket component for a day has increased or decreased from the previous day’s official settlement price by the maximum amount permitted under the rules of the relevant exchange on which that basket component (or any successor commodity futures contract) are traded; or

June 2013	PS-20

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

•	a failure by the relevant exchange or other price source to announce or publish the official settlement price of that basket component (or any successor commodity futures contract).

Discontinuation of Trading of a Basket Component that is a Commodity on Its Relevant Exchange; Alternative Method of Calculation

If the relevant exchange of a basket component that is a commodity (specifically, gold or copper) discontinues trading in or physical delivery of that basket component and that basket component is traded or the physical delivery of that basket component is effectuated on another exchange (a “successor relevant exchange”), the calculation agent may, in its sole discretion, determine the settlement price of that basket component on the valuation date by reference to the official settlement price of that basket component on that successor relevant exchange on that day.

Upon any selection by the calculation agent of a successor relevant exchange, the calculation agent will cause written notice thereof to be promptly furnished to us and to the holders of the securities.

If the relevant exchange discontinues trading in or the physical delivery of a basket component prior to, and that discontinuation is continuing on, the valuation date and the calculation agent determines, in its sole discretion, that no successor relevant exchange is available at that time, or the calculation agent has previously selected a successor relevant exchange and trading in or the physical delivery of that basket component is discontinued on that successor relevant exchange prior to, and that discontinuation is continuing on, the valuation date, then the calculation agent will determine the settlement price of that basket component for that date in good faith and in a commercially reasonable manner.

Notwithstanding these alternative arrangements, the discontinuation of trading or physical delivery on the relevant exchange of the basket component may adversely affect the value of the securities.

If at any time the method of calculating the settlement price of any basket component is changed in a material respect by the relevant exchange or any successor relevant exchange for that basket component, or if the reporting thereof is in any other way modified so that the settlement price of that basket component does not, in the opinion of the calculation agent, fairly represent the value of that basket component, the calculation agent will, at the close of business in New York City on each day on which the settlement price of that basket component is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for that basket component. The calculation agent shall cause written notice of such calculations and adjustments to be furnished to the holders of the securities.

Discontinuation of Trading of a Basket Component that is a Futures Contract on Its Relevant Exchange; Alternative Method of Calculation

If the relevant exchange of a basket component that is a futures contract (specifically, Brent Crude futures, RBOB Gasoline futures, corn futures or soybeans futures) discontinues trading in that basket component, the calculation agent may, in its sole discretion, replace that basket component with another futures contract that references the same commodity, the settlement price of which is quoted on the relevant exchange or any other exchange, that the calculation agent, in its sole discretion, determines to be substantially similar to the discontinued basket component (such replacement futures contract will be referred to herein as a “successor commodity futures contract”), then the settlement price for that discontinued basket component on the valuation date will be determined by reference to the official settlement price of that successor commodity futures contract at the close of trading on that relevant exchange for that successor commodity futures contract on that day.

Upon any selection by the calculation agent of a successor commodity futures contract, the calculation agent will cause written notice thereof to be promptly furnished to us and to the holders of the securities.

If the relevant exchange discontinues trading of any basket component that is a futures contract prior to, and that discontinuation is continuing on, the valuation date, and the calculation agent determines, in its sole discretion, that no successor commodity futures contract is available at that time, or the calculation agent has previously selected a successor commodity futures contract and trading in that successor commodity futures contract is discontinued prior to, and that discontinuation is continuing on, the valuation date, then the calculation agent will determine the settlement price of that basket component or successor commodity futures contract, as applicable, for that date; provided that, if the calculation agent determines that no successor commodity futures contract exists for the discontinued basket component, the settlement price for that basket component will be the settlement price that the calculation agent, in its sole discretion, determines to be fair and commercially reasonable under the circumstances at approximately 10:00 a.m., New York City time, on the date following the valuation date.

Notwithstanding these alternative arrangements, discontinuation of trading on the relevant exchange of a basket component that is a futures contract may adversely affect the value of the securities.

If at any time the method of calculating the settlement price of a basket component that is a futures contract or successor commodity futures contract, as applicable, is changed in a material respect by the relevant exchange or any other relevant exchange or market for the successor commodity futures contract, or if the reporting thereof is in any other way modified so that the settlement price does not, in the opinion of the calculation agent, fairly represent the value of that basket component or successor commodity futures contract, as applicable, the calculation agent will, at the close of business in New York City on each day on which the settlement price for that

June 2013	PS-21

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

basket component or successor commodity futures contract, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value for that basket component or successor commodity futures contract, as applicable. The calculation agent shall cause written notice of such calculations and adjustments to be furnished to the holders of the securities.

No Redemption; Defeasance

The securities will not be subject to redemption at the option of Citigroup Inc. or any holder prior to maturity and will not be subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities will be determined by the calculation agent and will equal, for each security, the payment at maturity, calculated as though the valuation date were the date of such acceleration.

In case of default in payment at maturity of the securities, no interest will accrue on such overdue payment either before or after the maturity date.

Paying Agent and Trustee

Citibank, N.A. will serve as paying agent and registrar for the securities and will also hold the global security representing the securities as custodian for DTC. The Bank of New York Mellon, as trustee under an indenture dated as of March 15, 1987, will serve as trustee for the securities.

Calculation Agent

The calculation agent for the securities will be CGMI, an affiliate of Citigroup Inc. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Inc. and the holders of the securities. The calculation agent is obligated to carry out its duties and functions in good faith and using its reasonable judgment.

Relevant Exchange Disclaimers

LBMA Disclaimer

The securities are not sponsored by, endorsed, sold or promoted by the LBMA or by any member thereof. The LBMA makes no representation or warranty, express or implied, to the purchasers of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the LBMA commodity cash settlement price to track general market performance of gold. The LBMA has no obligation to take the needs of Citigroup Inc. or any of its affiliates or investors in the securities into consideration in determining the cash settlement prices of gold. The LBMA is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The LBMA has no obligation or liability in connection with the administration, marketing or trading of the securities.

LME Disclaimer

The securities are not sponsored by, endorsed, sold or promoted by the LME or by any member thereof. The LME makes no representation or warranty, express or implied, to the purchasers of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the LME commodity cash settlement price to track general market performance of copper. The LME has no obligation to take the needs of Citigroup Inc. or any of its affiliates or investors in the securities into consideration in determining the cash settlement price of copper. The LME is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The LME has no obligation or liability in connection with the administration, marketing or trading of the securities.

CBOT Disclaimer

The securities are not sponsored, endorsed, sold or promoted by the CBOT. The CBOT makes no representation or warranty, express or implied, to the investors in the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the CBOT commodity futures prices to track general commodity market performance. The CBOT has no relationship to Citigroup Inc. or any of its affiliates and the CBOT commodity futures prices are determined, composed and calculated by the CBOT without regard to Citigroup Inc. or any of its affiliates or to the securities. The CBOT has no any obligation to take the needs of Citigroup Inc. or any of its affiliates or the needs of the holders of the securities into consideration in determining, composing or calculating any CBOT commodity futures settlement price. The CBOT is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the securities to be issued or in the determination or calculation of the equation pursuant to which cash amounts are payable on the securities. The CBOT has no obligation or liability in connection with the administration, marketing or trading of the securities.

June 2013	PS-22

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

The CBOT does not guarantee the quality, accuracy and/or completeness of (i) statements made herein or in any other materials used to describe market and/or sell the securities, or (ii) the CBOT commodity futures prices used in computing the return on the securities. The CBOT makes no warranty, express or implied, as to results to be obtained by us, holders of the securities, or any other person or entity from the use of the warranties, and hereby expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the CBOT commodity futures prices used in computing the return on the securities and are not liable for any error or omission in any price used in connection with the securities. Without limiting any of the foregoing, in no event shall the CBOT have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

ICE Disclaimer

The securities are not sponsored, endorsed, sold or promoted by ICE. ICE makes no representation or warranty, express or implied, to the investors in the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of ICE commodity futures prices to track general commodity market performance. ICE has no relationship to Citigroup Inc. or any of its affiliates and ICE commodity futures prices are determined, composed and calculated by ICE without regard to Citigroup Inc. or any of its affiliates or to the securities. ICE has no any obligation to take the needs of Citigroup Inc. or any of its affiliates or the needs of the holders of the securities into consideration in determining, composing or calculating any ICE commodity futures settlement price. ICE is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the securities to be issued or in the determination or calculation of the equation pursuant to which cash amounts are payable on the securities. ICE has no obligation or liability in connection with the administration, marketing or trading of the securities.

ICE does not guarantee the quality, accuracy and/or completeness of (i) statements made herein or in any other materials used to describe market and/or sell the securities, or (ii) ICE commodity futures prices used in computing the return on the securities. ICE makes no warranty, express or implied, as to results to be obtained by Citigroup Inc. or any of its affiliates, holders of the securities or any other person or entity from the use of the warranties, and hereby expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to ICE commodity futures prices used in computing the return on the securities and are not liable for any error or omission in any price used in connection with the securities. Without limiting any of the foregoing, in no event shall ICE have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

NYMEX Disclaimer

The securities are not sponsored, endorsed, sold or promoted by NYMEX. NYMEX makes no representation or warranty, express or implied, to the purchasers of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of NYMEX commodity futures prices to track general commodity market performance. NYMEX has no relationship to Citigroup Inc. or any of its affiliates and NYMEX commodity futures prices are determined, composed and calculated by NYMEX without regard to Citigroup Inc. or any of its affiliates or the securities. NYMEX has no obligation to take the needs of Citigroup Inc. or any of its affiliates or the holders of the securities into consideration in determining, composing or calculating any NYMEX commodity futures settlement price. NYMEX is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. NYMEX has no obligation or liability in connection with the administration, marketing or trading of the securities.

NYMEX does not guarantee the quality, accuracy and/or completeness of (i) statements made herein or in any other materials used to describe, market and/or sell the securities, or (ii) the NYMEX commodity futures prices used in computing the return on the securities. NYMEX makes no warranty, express or implied, as to results to be obtained by Citigroup Inc. or any of its affiliates, holders of the securities, or any other person or entity from the use of the warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the NYMEX commodity futures prices used in computing the return on the securities and is not liable for any error or omission in any price used in connection with the securities. Without limiting any of the foregoing, in no event shall NYMEX have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

United States Federal Tax Considerations

Prospective investors should note that the discussion under the section called “United States Federal Tax Considerations” in the accompanying prospectus supplement does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal tax consequences of the ownership and disposition of the securities. It applies only to an initial investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

June 2013	PS-23

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

•	certain financial institutions;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the securities;

•	investors holding the securities as part of a “straddle,” conversion transaction or constructive sale transaction;

•	U.S. Holders (defined below) whose functional currency is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs”; and

•	persons subject to the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding securities and partners in such partnerships should consult their tax advisers as to their particular U.S. federal tax consequences of holding and disposing of the securities.

As the law applicable to the U.S. federal taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, this discussion does not address the effect of any applicable state, local or foreign tax laws or the potential application of the Medicare Contribution Tax.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a Security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a Security, a holder agrees (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, potential investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid forward contracts.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. As used herein, the term “U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in orunder the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity.  A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange as described below.

Sale, Exchange or Retirement of the Securities.  Upon a sale, exchange or retirement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s tax basis in the securities that are sold, exchanged or retired. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S.

June 2013	PS-24

Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Holder to acquire them. Any gain or loss should be capital gain or loss and should be long-term capital gain or loss if at the time of the sale, exchange or retirement the U.S. Holder has held the securities for more than one year.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of the U.S. Holder’s tax accounting method, in each year that the U.S. Holder held the securities, the U.S. Holder would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to them prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to them. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Security that is, for U.S. federal income tax purposes:

•           an individual who is classified as a nonresident alien;
•           a foreign corporation; or
•           a foreign trust or estate.

The term “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes or certain former citizens or residents of the United States. Such holders should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. A Non-U.S. Holder of the securities generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to the Non-U.S. Holder.

If the Non-U.S. Holder is engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. Non-U.S. Holders to which this paragraph may apply should consult their tax advisers regarding other U.S. tax consequences of the ownership and disposition of the securities, including, if the Non-U.S. Holder is a corporation, the possible imposition of a 30% branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Security generally would not be subject to U.S. federal withholding or income tax, provided that: (i) income in respect of the Security is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States, and (ii) the Non-U.S. Holder furnishes to the applicable withholding agent an appropriate IRS Form W-8 certifying under penalties of perjury that the beneficial owner is not a U.S. person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or

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Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding the issues presented by the notice.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if the holder fails to provide certain identifying information (such as an accurate taxpayer identification number in the case of a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. A Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8 will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

Prospective investors in the securities should consult their tax advisers regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

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Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

Supplemental Plan of Distribution

The terms and conditions set forth in the Global Selling Agency Agreement dated December 20, 2012 among Citigroup Inc. and the Agents listed on Schedule I thereto, including Citigroup Global Markets, govern the sale and purchase of the securities.

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Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $15.00 for each $1,000 security sold in this offering. The actual underwriting fee will be equal to the selling concession provided to selected dealers, as described in this paragraph. CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $15.00 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying prospectus supplement and “Plan of Distribution” in the accompanying prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the settlement prices of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Certain Additional Selling Restrictions

Chile

The securities are being offered as of the date hereof solely to Qualified Investors (Inversionistas Calificados) pursuant to the private placement exemption provided by General Rule No. 306 of the Superintendencia de Valores Y Seguros (the “SVS”). The offering of the securities has not been and will not be registered with the Chilean Securities Registry or the Registry of Foreign Securities of the SVS and, therefore, the securities are not subject to oversight by the SVS and may not be sold publicly in Chile. The issuer of the securities is not obligated to make information available publicly in Chile regarding the securities.

Peru

The information contained in this pricing supplement has not been reviewed by the Superintendencia del Mercado de Valores (Peruvian Securities Market Superintendency or SMV; formerly, the Comisión Nacional Supervisora de Empresas y Valores or CONASEV). Neither the Regulations for Initial Offers and Sale of Securities (CONASEV Resolution 141-98-EF/94.10) nor the obligations regarding the information applicable to securities registered with the Registro Público del Mercado de Valores (Peruvian Stock Market Public Registry) apply to this private offering.

Uruguay

In Uruguay, the securities are being placed relying on a private placement (“oferta privada”) pursuant to section 2 of law 18.627, as amended. The securities are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this preliminary pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period.

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Citigroup Inc.
Barrier Plus Securities Based on an Equally Weighted Basket of Commodities and Commodity Futures Contracts Due December , 2016

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2013 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

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